CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) on our report dated February 14, 2019 relating to the financial statements and financial highlights, which appears in Invesco V.I. Mid Cap Growth Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 24, 2020